As filed with the Securities and Exchange Commission on May 31, 2012

Registration No. 333-106881

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER

 THE SECURITIES ACT OF 1933

FIRST CASH FINANCIAL SERVICES, INC.

 (Exact name of registrant as specified in its charter)

DELAWARE	75-2237318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

690 E. Lamar Blvd., Suite400, Arlington, Texas	76011
(Address of principal executive offices)	(Zip Code)

FIRST CASH 401(k) PROFIT SHARING PLAN

(Full title of the plan)

Rick L. Wessel

President and Chief Executive Officer

First Cash Financial Services, Inc.

690 E. Lamar Blvd., Suite 400

Arlington, Texas 76011

(817) 460-3947

(Name, address and telephone number, including

area code, of agent for service)

Copies to:

Thomas C. Pritchard, Esq.

Brewer & Pritchard, P.C.

Three Riverway, Suite 1800

Houston, Texas 77002

(713) 209-2950

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☒  Large accelerated filer

☐  Accelerated filer

☐  Non-accelerated filer (Do not check if a smaller reporting company)

☐  Smaller reporting company

EXPLANATORY NOTE

On July 8, 2003, First Cash Financial Services, Inc. (the “Registrant”) filed a registration statement on Form S-8, Registration Number 333-106881 (the “Form S-8”), with the Securities and Exchange Commission to register 600,000 shares (as adjusted to give effect to stock splits) of the Registrant’s common stock, $0.01 par value per share, for issuance under the First Cash 401(k) Profit Sharing Plan (the “Plan”).

On August 5, 2010, the Plan was amended, effective as of October 1, 2010.  A copy of the amended Plan is being filed as an exhibit to this Post-Effective Amendment No. 1 to the Form S-8.

ITEM 8. EXHIBITS.

The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated by reference:

If Incorporated by Reference,

Document with which Exhibit

Exhibit No.

Description of Exhibit

was Previously Filed with SEC

4(g)

First Cash 401(k) Profit Sharing Plan, as amended effective

Included herein.

as of October 1, 2010 (executed on August 5, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on May 31, 2012.

FIRST CASH FINANCIAL SERVICES, INC.

(Registrant)

By: /s/ RICK L. WESSEL

Rick L. Wessel, Chief Executive Officer

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on May 31, 2012.

Signature

Title

Date

/s/ RICK L. WESSEL

Chairman of the Board, President, Chief Executive

May 31, 2012

Rick L. Wessel

Officer (Principal Executive Officer)

/s/ R. DOUGLAS ORR

Executive Vice President and Chief Financial Officer

May 31, 2012

R. Douglas Orr

(Principal Financial and Accounting Officer)

/s/ MIKEL D. FAULKNER

Director

May 31, 2012

Mikel D. Faulkner

/s/ JORGE MONTAÑO

Director

May 31, 2012

Jorge Montaño

/s/ RANDEL G. OWEN

Director

May 31, 2012

Randel G. Owen

EXHIBIT INDEX

If Incorporated by Reference,

Document with which Exhibit

Exhibit No.

Description of Exhibit

was Previously Filed with SEC

4(g)

First Cash 401(k) Profit Sharing Plan, as amended effective

Included herein.

as of October 1, 2010 (executed on August 5, 2010).